UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2022

Commission File Number: 1-14225

HNI Corporation

Iowa	42-0617510
(State of incorporation)	(IRS Employer Identification No.)
600 East Second Street
P. O. Box 1109
Muscatine, Iowa 52761-0071
(563) 272-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of                               Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2022, the Board of Directors of HNI Corporation (the “Corporation”) elected Patrick D. Hallinan as a director of the Corporation, to serve an initial term expiring at the Corporation’s 2024 annual meeting of shareholders. Effective immediately, Mr. Hallinan will serve as a member of the Board’s Audit Committee. The Board has determined Mr. Hallinan qualifies as an independent director under the New York Stock Exchange independence standards and the Corporation’s categorical independence standards. Following Mr. Hallinan’s election, the Board of Directors consists of ten directors – nine independent outside directors and the Chief Executive Officer of the Corporation.

Mr. Hallinan, 54, is the Senior Vice President and Chief Financial Officer for Fortune Brands Home & Security Inc. The press release announcing Mr. Hallinan’s election is attached as Exhibit 99.1 and is filed herewith.

For his service on the Board, Mr. Hallinan will receive the same compensation as other non-management members of the Board, as outlined in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2022.

There is no arrangement or understanding between Mr. Hallinan and any other person pursuant to which he was selected as a director, there are no family relationships between Mr. Hallinan and any director or executive officer of the Corporation, and there are no related party transactions involving Mr. Hallinan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of HNI Corporation dated as of September 15, 2022
104	Cover Page Interactive Data File
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	September 15, 2022	By:	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary